UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 12, 2013

DYAX CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-24537	04-3053198
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
55 Network Drive Burlington, MA 01803
(Address of Principal Executive Offices) (Zip Code)

(617) 225-2500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

Commercial Outsourcing Services Agreement

On February 12, 2013, Dyax Corp. (“Dyax”) and Integrated Commercialization Solutions, Inc. (“ICS”), a wholly owned subsidiary of AmerisourceBergen Specialty Group, Inc. (“ABSG”), entered into a Commercial Outsourcing Services Agreement (the “Outsourcing Agreement”), dated as of February 1, 2013. The Outsourcing Agreement replaces the Distribution Services Agreement, dated November 19, 2009, which expired by its terms on November 19, 2012, between Dyax and ICS.

Pursuant to the Outsourcing Agreement, ICS is the exclusive provider of distribution, commercial support and other logistical services to Dyax. The services provided by ICS include warehousing, distribution, order management, data management and certain marketing services related to Dyax’s lead product KALBITOR® (ecallantide). Dyax will compensate ICS for services rendered on a monthly basis, based on an agreed upon fee schedule.

HUB Services Agreement

On February 13, 2013, Dyax and US Bioservices Corporation (“US Bio”), a wholly owned subsidiary of ABSG, entered into a HUB Services Agreement (the “HUB Agreement”), dated as of February 11, 2013. The HUB Agreement replaces in part the Services Agreement, dated November 19, 2009, which expired by its terms on November 19, 2012, between Dyax and US Bio.

Pursuant to the HUB Agreement, US Bio is the exclusive provider of certain support services relating to telephonic hotline support, referral intake, patient enrollment, access and reimbursement support, call triage, referral triage and general patient support services (collectively, the “HUB Services”) to Dyax. US Bio is responsible for reporting patient information and other data related to the HUB Services to Dyax. Dyax will compensate US Bio for services rendered on a monthly basis, based on an agreed upon fee schedule.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYAX CORP.

Dated:	February 19, 2013	By:	/s/ Gustav Christensen
Gustav Christensen
Chief Executive Officer and President

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